                                                                   EXHIBIT 10.19








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                            ASSET PURCHASE AGREEMENT

                           dated as of March 30, 2000

                                 by and between

                        DATACOM INFORMATION SYSTEMS, LLC

                                       AND

                                   ITRON, INC.


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

                                TABLE OF CONTENTS


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                                                                                          Page
I.      DEFINITIONS; PURCHASE AND SALE.......................................................2
        1.1    Defined Terms.................................................................2
        1.2    Purchase and Sale.............................................................2
        1.3    Licenses......................................................................3
        1.4    Consideration to be Paid......................................................4
        1.5    Assignment and Assumption Agreement...........................................4
        1.6    Liabilities...................................................................4
        1.7    The Closing...................................................................4
        1.8    Assignment of Contracts and Rights............................................4

II.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY........................................4
        2.1    Due Organization..............................................................5
        2.2    Authorization.................................................................5
        2.3    Financial Statements..........................................................5
        2.4    Liabilities and Obligations...................................................6
        2.5    Permits and Intangibles.......................................................6
        2.6    Personal Property; Real Property; Contracts...................................6
        2.7    Insurance.....................................................................7
        2.8    Compensation; Employment Agreements; Organized Labor Matters..................8
        2.9    Employee Benefit Plans........................................................8
        2.10   Conformity with Law; Litigation...............................................9
        2.11   Taxes.........................................................................9
        2.12   No Violations; All Required Consents Obtained................................10
        2.13   Absence of Changes...........................................................11
        2.14   Environmental Matters........................................................12
        2.15   Intellectual Property........................................................12
        2.16   Powers of Attorney...........................................................13
        2.17   Assets.......................................................................13
        2.18   Disclosure...................................................................13
        2.19   Notices and Consents.........................................................13
        2.20   Design Specifications........................................................13

III.    REPRESENTATIONS AND WARRANTIES OF PURCHASER.........................................13
        3.1    Due Organization.............................................................13
        3.2    Authorization................................................................14
        3.3    No Violations................................................................14
        3.4    Validity of Obligations......................................................14



                                      -ii-
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
IV.     DELIVERIES..........................................................................14
        4.1    Instruments of Transfer......................................................14
        4.2    Opinion of Counsel...........................................................14
        4.3    Warranty and Maintenance Agreement...........................................15
        4.4    Good Standing Certificates...................................................15
        4.5    Resolutions of Board of Directors of the Company.............................15
        4.6    Resolutions of Board of Directors of Purchaser...............................15
        4.7    Escrow Agreement.............................................................15
        4.8    Letter of Credit.............................................................15
        4.9    Termination Agreement........................................................15
        4.10   Secretary's Certificate of the Company.......................................15
        4.11   Secretary's Certificate of the Purchaser.....................................15
        4.12   Software License Agreement...................................................16
        4.13   Amendment to Partnership Agreement...........................................16
        4.14   Comfort Letter...............................................................16
        4.15   Consents.....................................................................16
        4.16   Radio Frequency Sharing Agreement............................................16
        4.17   EnSite Agreement.............................................................16

V.      POST-CLOSING COVENANTS..............................................................16
        5.1    Future Cooperation...........................................................16
        5.2    Expenses.....................................................................16
        5.3    Transfer Taxes...............................................................16
        5.4    Certain Employee Matters.....................................................17
        5.5    Patents and Intellectual Property............................................17
        5.6    Settling of Accounts.........................................................17
        5.7    Transitional Expenses........................................................18

VI.     INDEMNIFICATION.....................................................................18
        6.1    Survival of Representations and Warranties...................................18
        6.2    General Indemnification by the Company ......................................18
        6.3    Indemnification by Purchaser.................................................19
        6.4    Third Person Claims..........................................................20
        6.5    Method of Payment............................................................20

VII.    TRANSACTIONS SUBSEQUENT TO THE CLOSING..............................................20
        7.1    Non-solicitation.............................................................20
        7.2    Independent Covenant.........................................................20
        7.3    Injunctive Relief............................................................20

VIII.   MISCELLANEOUS.......................................................................20
        8.1    Successors and Assigns.......................................................20



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
        8.2    Entire Agreement.............................................................20
        8.3    Counterparts.................................................................21
        8.4    Brokers and Agents...........................................................21
        8.5    Notices......................................................................21
        8.6    Governing Law................................................................22
        8.7    Disclaimer...................................................................22
        8.8    Survival of Representations and Warranties...................................22
        8.9    Effect of Investigation......................................................22
        8.10   Exercise of Rights and Remedies..............................................22
        8.11   Reformation and Severability.................................................23
        8.12   Captions.....................................................................23
        8.13   Press Releases and Public Announcements......................................23
        8.14   No Third-Party Beneficiaries.................................................23



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                                    EXHIBITS


Exhibit A         -      Defined Terms


                                     ANNEXES


Annex I           -      Form of General Conveyance, Transfer and Assignment

Annex II          -      Form of Assignment and Assumption Agreement

Annex III         -      Form of Opinion of Counsel to the Company

Annex IV          -      Form of Warranty and Maintenance Agreement

Annex V           -      Form of Source Code Escrow Agreement

Annex VI          -      Form of Software License Agreement

Annex VII         -      Form of Amendment to Partnership Agreement

Annex VIII        -      Form of Escrow Agreement

Annex IX          -      Form of Radio Frequency Sharing Agreement

Annex X           -      Form of EnSite Agreement



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                                    SCHEDULES


Schedule 1.2(a)       -      Equipment

Schedule 1.2(d)       -      Company Intellectual Property

Schedule 1.2(e)       -      Third Party Intellectual Property

Schedule 1.5          -      Liabilities

Schedule 1.8          -      Excluded Assets

Schedule 2.4          -      Liabilities and Obligations

Schedule 2.5          -      Permits and Intangibles

Schedule 2.6          -      Property; Contracts

Schedule 2.7          -      Insurance

Schedule 2.8          -      Employee Matters

Schedule 2.9          -      Employee Benefits

Schedule 2.10         -      Litigation

Schedule 2.11         -      Taxes

Schedule 2.12         -      Consents

Schedule 2.13         -      Absence of Changes

Schedule 2.14         -      Environmental Matters

Schedule 2.15         -      Intellectual Property

Schedule 2.16         -      Power of Attorney

Schedule 5.6          -      Designated Employees



                                      -vi-
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                            ASSET PURCHASE AGREEMENT

        THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the 30th day of March, 2000 by and between DATACOM INFORMATION SYSTEMS, LLC, a Delaware limited liability company ("Purchaser"), and ITRON, INC., a Washington corporation (the "Company").

        WHEREAS, Purchaser is an affiliate of Duquesne Light Company, a Pennsylvania corporation ("DLC");

        WHEREAS, DLC and the Company are parties to that certain Amended and Restated Utility Automated Meter Data Acquisition Equipment Lease and Services Agreement dated January 15, 1996, as amended (as so amended, the "Services Agreement");

        WHEREAS, pursuant to the Services Agreement, the Company has been providing equipment, software, facilities and services for the operation and maintenance of a communications network for measuring electric power usage (the "Fixed Network") from, among other places, the Company's operations center located at Seven Parkway Center, Suite 440, Pittsburgh, Pennsylvania (the "Greentree Operations Center");

        WHEREAS, concurrently herewith, the Company and DLC are terminating the Services Agreement;

        WHEREAS, the Company desires to sell or license to Purchaser, as the case may be, (i) all assets and rights, whether owned, leased, licensed or otherwise, which are operated from or which constitute the Greentree Operations Center, (ii) all assets located in the Service Territory leased by or used to provide services to DLC under the Services Agreement, and (iii) all rights under leases, licenses and arrangements (A) in effect for the use of currently required capacity of the Fixed Network or (B) arising out of the Greentree Operations Center (collectively, together with the property set forth in Section 1.2, but not including the Excluded Assets, the "Assets") (the Assets, the Fixed Network and the operation of the Assets from the Greentree Operations Center, as of the effective date of this Agreement, constitute the "Business"), and Purchaser desires to purchase the Assets and acquire the Business from the Company upon the terms and conditions set forth in this Agreement (the "Transaction");

        WHEREAS, concurrently with the execution and delivery hereof, the parties hereto are consummating the Transaction:



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        NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties, provisions and covenants contained herein, the parties hereto, intending to be legally bound, agree as follows:

I.      DEFINITIONS; PURCHASE AND SALE

        1.1 DEFINED TERMS. In addition to other words and terms defined elsewhere in this Agreement (including the preamble and recitals), when used in this Agreement and in the exhibits and schedules to this Agreement, the capitalized words and terms set forth in Exhibit A attached hereto and incorporated herein by reference shall have the meanings set forth in Exhibit A unless otherwise defined herein or the context otherwise clearly requires.

        1.2 PURCHASE AND SALE. Upon the terms and subject to the conditions of this Agreement, the Company hereby sells, conveys, transfers, assigns and delivers to Purchaser, and Purchaser hereby purchases from the Company, the Assets, free and clear of all liens, claims and encumbrances of any kind. The Assets include, but are not limited to, the following:

               (a) Equipment. All of the equipment, encoder receiver transmitters, cell control units, network control nodes, sentry meter modules, single phase meters, telenetics omega cabinets, repeaters, computer hardware, furniture, vehicles, machinery, fixtures, inventory, supplies, spare parts and all other tangible personal property of every kind and description owned by the Company and used in the operation of the Business (collectively, the "Equipment"), including all warranties relating to such Equipment. The Equipment consists of all of the items listed or described in Schedule 1.2(a).

               (b) Leases. All right, title and interest of the Company in and to the leases listed or described on Schedule 2.6 and the property, whether real or personal, leased pursuant to such leases (the "Leases").

               (c) Licenses, Franchises and Permits. Sufficient rights to and under all FCC licenses, franchises, permits, authorizations, certificates, approvals, registrations and other authorizations of governmental authorities (collectively, the "Licenses") necessary to the operation of the Business or any of the Assets, as set forth on Schedule 2.5.

               (d) Company Intellectual Property License. A nonexclusive, nontransferable, perpetual, irrevocable, fully paid up license, without right to sublicense, on terms satisfactory to the Parties, (i) to use, in connection with the Business the Intellectual Property belonging solely to the Company as identified in Schedule 1.2(d) (the "Company Intellectual Property"); and (ii) to reproduce and create, in connection with the Business (or have created) derivative works from the



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Records and other copyrightable works.

               (e) Third Party Intellectual Property Licenses. An assignment of the licenses for third party Intellectual Property identified on Schedule 1.2(e).

               (f) Patent License. A non-exclusive, nontransferable, perpetual, irrevocable, fully paid up license, without the right to sublicense, to make or have made and use for its internal requirements related to the Fixed Network only, all inventions which are products which are described in the Deposit Materials and described in any patent or patent application held by Company or its successors or assigns, whether now or in the future, provided, however, that Purchaser agrees not to exercise the rights relating to manufacture of such inventions unless and until the Deposit Materials are delivered to Purchaser pursuant to the Source Code Escrow Agreement.

               (g) Books and Records. Copies of the Company's operating manuals, procedures, warranties, books, records, papers and instruments of whatever nature, and wherever located and in whatever medium that relate to the Greentree Operations Center or the Assets or which are required or necessary in order for Purchaser to Conduct the Business from and after the date hereof in the manner in which it is presently being conducted (the "Records"); provided, however, that such Records relating solely to the Company's obligations under the Warranty and Maintenance Agreement shall not be transferred to Purchaser but shall be made available for Purchaser to review.

The Company shall pay any fees required by any third parties for the rights granted to Purchaser pursuant to this Section 1.2.

        1.3 CONSIDERATION TO BE PAID. As consideration for the Assets, and subject to the terms and conditions of this Agreement, the aggregate purchase price shall be Thirty-Three Million Dollars ($33,000,000.00) (the "Purchase Price") payable as follows on the Closing; provided that the Letter of Credit has been delivered into an escrow satisfactory to Purchaser:

               (a) to order of the Company for deposit with Wells Fargo Bank, National Association Account No. 4375688967, the amount of Five Million One Hundred Thousand Dollars ($5,100,000.00) in immediately available funds by wire transfer;

               (b) to Mellon Bank, N.A., as Escrow Agent, the amount of One Million Dollars ($1,000,000.00) to be distributed in accordance with the Escrow Agreement attached hereto as Annex VIII (the "Escrow Agreement"); and

               (c) to order of the Company for deposit with Wells Fargo Bank, National Association Account No. 4761060433, the amount of Twenty-Six Million Nine Hundred Thousand Dollars ($26,900,000.00) in immediately available funds by wire transfer.

        1.4 ASSIGNMENT AND ASSUMPTION AGREEMENT. Simultaneously with the execution hereof, Purchaser and the Company shall deliver an agreement whereby the Company assigns and Purchaser assumes, subject to any third party rights, the Company's rights and obligations under the Leases and any contracts, agreements, software licenses, and intellectual property licenses (as applicable) disclosed on Schedule 2.6, in each case to the extent, and only to the extent, that (1) the property, services or rights under the assumed contract, agreements and licenses are to be provided or employed, as applicable, after the Closing Date; (2) any obligations of Purchaser under the assumed contracts, agreements, Leases and Licenses arise solely from responsibilities arising after the Closing Date; and (3) neither the Company nor the other parties thereto are in default thereunder as of the Closing Date.

        1.5 LIABILITIES. Except as expressly set forth on Schedule 1.5, Purchaser does not assume or agree to pay, perform or discharge, and shall not be responsible for, any liabilities or obligations of the Company, whether accrued, absolute, contingent or otherwise. The Company agrees that it shall remain solely responsible for, and it hereby agrees to indemnify and hold Purchaser harmless from, any and all liabilities and obligations of the Company whether accrued, absolute, contingent or otherwise, which are not expressly assumed by Purchaser hereunder.

        1.6 THE CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") is occurring concurrently with the execution and delivery hereof.

        1.7 ASSIGNMENT OF CONTRACTS AND RIGHTS. Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Assets if an attempted assignment thereof, without the consent of a third party thereto, would constitute a breach thereof or in any way affect the rights of Purchaser or of the Company thereunder. If such consent is not obtained, or if an attempted transfer or assignment thereof would be ineffective or would affect the rights of the Company thereunder so that Purchaser would not in fact receive all such rights, the Company will, at the Company's expense, (i) use commercially reasonable efforts to obtain such consents; and (ii) provide Purchaser with all the benefits under any such claims, contracts, licenses, leases or commitments, necessary to Conduct the Business, until such consents are obtained.

        1.8 EXCLUDED ASSETS. Purchaser acknowledges and agrees that the Assets do not include (a) the assets listed on Schedule 1.8 and (b) the rights granted to the Company under Section 8.6 of the Services Agreement (collectively, the "Excluded Assets").

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II.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company represents and warrants to Purchaser as follows:

        2.1 DUE ORGANIZATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Incorporation, and has full power and authority to own and operate its Assets and to carry on its business as it is now being conducted. The Company is duly authorized or qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to be so authorized or qualified would not have a Material Adverse Effect. True, complete and correct copies of the Charter Documents have been provided to Purchaser.

        2.2 AUTHORIZATION. (i) The representative of the Company executing this Agreement on behalf of the Company has full power and authority to execute and deliver this Agreement and (ii) the Company has full power and authority to enter into this Agreement and all other agreements, documents and/or instruments executed and/or delivered herewith (collectively, the "Transaction Documents") and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The Transaction Documents and the transactions contemplated hereby have been duly approved by the Board of Directors of the Company, and copies of resolutions adopted by the Board of Directors of the Company approving the Transaction Documents and the transactions contemplated hereby, certified by the Secretary or an Assistant Secretary of the Company, have been delivered to Purchaser. This Agreement has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or similar laws now or hereafter in effect relating to creditors' rights generally.

        2.3 FINANCIAL STATEMENTS. The Company has previously delivered to Purchaser correct and complete copies of (i) the unaudited consolidated statement of operations and balance sheet of the Company as of December 31, 1999; (ii) unaudited consolidating balance sheet and statement of income of the Company as of and for its fiscal year ended December 31, 1999; and (iii) audited consolidated financial statements of the Company as of and for its fiscal years ended December 31, 1998, 1997 and 1996 (collectively, the "Financial Statements"). The audited Financial Statements have been prepared from the books and records of the Company in conformity with generally accepted accounting principles applied on a basis consistent with preceding years and throughout the periods involved ("GAAP"), and all the Financial Statements present fairly in all material respects the financial position and results of operations of the Company as of the dates of such statements and for the periods covered thereby. The books of account of the Company have been

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kept accurately in all material respects in the ordinary course of business, the transactions entered therein represent bona fide transactions, and the revenues, expenses, assets and liabilities of the Company have been properly recorded therein in all material respects.

        2.4 LIABILITIES AND OBLIGATIONS. Other than liabilities arising in the ordinary course of business after the Balance Sheet Date, and except as and to the extent disclosed and adequately provided for in the Financial Statements (including any notes thereto) or on Schedule 2.4 hereto, the Company has no liabilities or obligations of any kind, whether accrued, absolute, secured or unsecured, contingent or otherwise, which would be required to be reflected or reserved against in a year-end balance sheet (including the notes thereto). Except and to the extent disclosed on the Financial Statements (including any notes thereto) or on Schedule 2.4, there are no claims, liabilities or obligations pertaining to the Business, nor any reasonable basis for assertion against the Company, of any claim, liability or obligation pertaining to the Business, of any nature whatsoever.

        2.5 PERMITS AND INTANGIBLES. The Company holds all Licenses required in connection with the Business. Schedule 2.5 sets forth an accurate list of all such Licenses, including permits, titles, licenses, and certificates owned or held by the Company or any of its employees necessary to Conduct the Business (collectively with the Licenses, the "Intangible Assets"). The Intangible Assets and other governmental authorizations listed on Schedule 2.5 are valid and in full force and effect and represent all the Licenses and other governmental authorizations necessary for Purchaser to Conduct the Business and to own, occupy or use the Assets. The Company has not received any notice that any Person intends to cancel, terminate or not renew any such Intangible Assets or other governmental authorization. The Company has conducted and is conducting the Business in compliance with the requirements, standards, criteria and conditions set forth in the Intangible Assets and other governmental authorizations listed on Schedule 2.5 and is not in violation of any of the foregoing. Except as set forth on Schedule 2.5, (a) the transactions contemplated by this Agreement will not result in a default under or a breach or violation of, or adversely affect the rights and benefits afforded to the Business by, any such Intangible Assets or other governmental authorizations, and (b) all of such rights and benefits are transferable to Purchaser and are being transferred to Purchaser on the date hereof. Except as set forth on
Schedule 2.5, no violations have been recorded against any such Intangible Asset, no citation, notice or warning has been issued by any governmental entity with respect to any such Intangible Asset, no investigation or hearing has been held by or before any governmental entity with respect to any such Intangible Asset, the Company has not received any notice from any governmental entity that it intends to cancel, revoke, terminate, suspend or not renew any such Intangible Asset and the Company has no knowledge of any basis for any of the foregoing.

        2.6 PERSONAL PROPERTY; REAL PROPERTY; CONTRACTS. Schedule 2.6 hereto is a correct and complete list setting forth the following information with respect to the Assets (including in each

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case, where appropriate, whether or not the consent by a third party is required for transfer to Purchaser):

               (a) all leases of personal property by the Company in effect on the date hereof necessary to Conduct the Business;

               (b) all leases of real property to which the Company is a party and necessary to Conduct the Business, and a brief description of the principal buildings and structures located thereon and the Equipment located therein;

               (c) all contracts pursuant to which the Company provides products or renders services to third parties relating to the Business;

               (d) all contracts pursuant to which the Company receives services relating to the Business; and

               (e) a description of each vehicle or other asset subject to a state registry statute owned or leased by the Company and being transferred hereunder, the state of registration thereof, the vehicle identification number of each such vehicle, the odometer reading of each and, if subject to a lease agreement, the name and address for notice of the lessor thereof.

Except as set forth on Schedule 2.6, (i) all personal property used by the Company in connection with the Business is either owned by the Company or leased by the Company pursuant to a lease included on Schedule 2.6, (ii) all of the personal property listed on Schedule 2.6 is in good working order and condition, ordinary wear and tear excepted, is suitable for the purposes for which it is used and constitutes all personal property necessary to Conduct the Business, and (iii) all contracts, leases and agreements included on Schedule 2.6 are in full force and effect and constitute valid and binding agreements of the Company (and, to the Company's knowledge, of the other parties to such agreements), enforceable in accordance with their respective terms. Except as set forth on
Schedule 2.6, the Company has good and marketable title to, or a valid leasehold interest in, the tangible and intangible personal property included in the Assets, including without limitation, the Assets listed on Schedule 2.6, subject to no security interest, pledge, lien, claim, conditional sales agreement, encumbrance, charge or restriction on transfer.

        2.7 INSURANCE. Schedule 2.7 sets forth a correct and complete list of all insurance policies of which the Company is the owner, insured, loss payee or beneficiary and which relate to the Business or any of the Assets and indicates for each such policy the carrier, the risks insured against, the amounts of coverage and deductibles, the annual premium, the cash surrender value, if any, the expiration date and any pending claims thereunder. Such policies are sufficient in the

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aggregate to cover all reasonably foreseeable damage to and liabilities arising out of the Business and the Assets arising on or prior to the Closing. There is no default with respect to any provision contained in any such policy, nor has there been any failure to give any notice or present any material claim under any such policy in a timely fashion or as otherwise required by such policy. Except as otherwise disclosed on Schedule 2.7: (i) all premiums under such policies which were due and payable on or prior to the date hereof have been paid in full; (ii) no such policy provides for retrospective or retroactive premium adjustments; (iii) the Company has not received notice of any material increase in the premium under, cancellation or non-renewal of or disallowance of any claim under any such policy; (iv) the Company has not been refused any insurance, nor has its coverage been limited by any carrier; and (v) during the four (4) year period prior to the date hereof, the Company has maintained, or been the beneficiary of, general liability and product liability policies reasonable, in both scope and amount, in light of the risks attendant to the Business and which provide coverage comparable to coverage customarily maintained by others in similar lines of business, and such policies have been "occurrence" policies and not "claims made" policies.

        2.8 COMPENSATION; EMPLOYMENT AGREEMENTS; ORGANIZED LABOR MATTERS.
Schedule 2.8 sets forth an accurate list showing all employees of the Company employed at the Greentree Operations Center. As it relates to the Business, except as otherwise disclosed on Schedule 2.8, the Company is not a party to any employment, consulting or similar agreement, written or oral with any Person. As it relates to the Business, except as otherwise disclosed on Schedule 2.8, (i) no employees of the Company are represented by any labor union or similar organization, (ii) the Company is not party to any collective bargaining or similar agreement covering any of its employees and (iii) no labor union or similar organization or group of employees has made a demand for recognition, filed a petition seeking a representation proceeding or given the Company notice of any intention to hold an election of a collective bargaining representative at any time during the past three years. Upon consummation of the Transaction, the Company shall not incur any liability pursuant to the Worker Adjustment and Retraining Notification Act.

        2.9 EMPLOYEE BENEFIT PLANS. Schedule 2.9 sets forth an accurate list showing all Employee Benefit Plans of the Company relating to employees in respect of the Business, copies of which have been provided to Purchaser. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code") and exempt from tax under Section 501(a) of the Code has been determined by the Internal Revenue Service to be so qualified and exempt, and any such determination remains in effect and has not been revoked.

        Except for the Employee Benefit Plans described on Schedule 2.9, neither the Company nor its ERISA Affiliates sponsor, maintain or contribute to, and have not in the past sponsored, maintained or contributed to, any plan, program, fund or arrangement relating to employees in respect of the Business that constitutes an "employee pension benefit plan" as defined in Section 3(2) of the Employee Retirement Income Security Act ("ERISA"), including a defined benefit plan subject to Title IV of ERISA or any "multi-employer plan" as defined in Section 3(37) of ERISA. Neither the Company nor any ERISA Affiliate has any current or contingent obligation to any "multi-employer plan." The Company is not required to contribute to any retirement plan pursuant to the provisions of any collective bargaining agreements establishing the terms and conditions of employment of any of the Company's employees in respect of the Business except as set forth on Schedule 2.9.

        2.10 CONFORMITY WITH LAW; LITIGATION. Except as set forth on Schedule 2.10, there are no claims, actions, suits or proceedings, pending or to the best knowledge of the Company threatened against or affecting the Business or any of the Assets, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over the Company, the Business or any of the Assets. Except as set forth on Schedule 2.10, no notice of any such claim, action, suit or proceeding, whether pending or threatened, has been received by the Company during the last three (3) years and to the best knowledge of the Company, there is no basis therefor. Except as set forth on Schedule 2.10, the Company has conducted for the past three (3) years and now conducts the Business in compliance with all Governmental Rules, writs, injunctions, decrees and orders of governmental authorities applicable to the Company with respect to the Business or the Assets. The Company, with respect to the Business, is not in violation of any Governmental Rules or any order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over it. The Company has conducted and is as of the date hereof conducting the Business in compliance with the requirements, standards, criteria and conditions set forth in applicable Governmental Rules and Licenses set forth on Schedule 2.5, except where any failure to comply has not had and will not have a Material Adverse Effect and will not require any material expenditure in connection with the ownership of the Assets or the operation of the Business after the date hereof.

        2.11 TAXES. With respect to the Business and the Assets:

               (a) the Company has duly and timely filed all Tax Returns and has paid all Taxes shown to be due thereon;

               (b) the Company has paid all Taxes required to be paid and has made sufficient provision in the Financial Statements for the payment of all Taxes required to be accrued which are not yet payable. Without limiting the foregoing, amounts required to have been withheld and paid by the company have been withheld and paid prior to the date hereof to the proper governmental entities or have been properly deposited in anticipation of such payment, and all estimated Tax payments have been made and are sufficient to discharge all income Taxes with respect to the periods covered;

               (c) the Company's Tax Returns are true, complete and correct in all respects;

               (d) no deficiency in the payment of any Taxes for any period to the date hereof has been assessed against the Company by any Taxing authority which has not been discharged in full;

               (e) except as listed on Schedule 2.11, no audits or other proceedings have ever been instituted against the Company and, to the knowledge of the Company, no audits or other proceedings are proposed or threatened against the Company for any Taxes;

               (f) except as set forth on Schedule 2.11, there are no outstanding and unresolved notices from the Internal Revenue Service or any other governmental entity of any proposed examination or of any proposed change in reported information which may result either in a deficiency or assessment against the Company;

               (g) there are not now in force any waivers of, or agreements by the Company to waive, any statute of limitation for the assessment of any Tax;

               (h) there are no tax allocation or tax sharing agreements; and

               (i) the Company has no liability for the taxes of any other Person under Treasury Regulations Section 1.1502-6 or any similar provision of state, local or foreign tax law.

        2.12 NO VIOLATIONS; ALL REQUIRED CONSENTS OBTAINED. The Company is not in violation of its Charter Documents. Neither the Company nor, to the best knowledge of the Company, any other party thereto, is in default under any Material Contracts. Except as set forth in Schedule 2.12, (a) the execution of the Transaction Documents by the Company and the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated hereby (including, without limitation, the assignment to Purchaser of the rights and benefits to which the Company is entitled under the Material Contracts) will not result in any violation or breach or constitute a default under, (i) any of the terms or provisions of the Material Contracts or the Charter Documents, (ii) any Governmental Rule; or
(iii) any order, writ, judgment, injunction or decree issued by any governmental entity, and (b) at and immediately subsequent to the Closing, Purchaser will be entitled to the rights and benefits under the Material Contracts to which the Company, with respect to the Business, is entitled immediately prior to the Closing, and such rights and benefits will enable Purchaser to Conduct the Business. Except as set forth on

Schedule 2.12 (and except for consents already obtained), none of the Material Contracts requires notice to, or the consent or approval of, any governmental agency or other third party with respect to any of the transactions contemplated hereby in order to remain in full force and effect and consummation of the transactions contemplated hereby will not give rise to any right to termination, cancellation or acceleration or loss of any right or benefit thereunder. Except as set forth on Schedule 2.12, none of the Material Contracts prohibits the use or publication of the name of any other party to such Material Contract, and none of the Material Contracts prohibits or restricts the Company or, immediately subsequent to the Closing, will prevent or restrict Purchaser from freely providing services to any Person.

        2.13 ABSENCE OF CHANGES. Since the Balance Sheet Date, the Company has conducted the Business in the ordinary course of business and, except as set forth on Schedule 2.13, there has not been:

               (a) any Material Adverse Effect (contingent or otherwise);

               (b) any damage, destruction or loss (whether or not covered by insurance) affecting any of the Assets or the Business;

               (c) any increase or any commitment to increase the compensation, bonus, sales commissions or fee arrangement payable or to become payable by the Company to any of its employees, consultants or agents in respect of the Business, other than those that are normal, customary and consistent with past practices;

               (d) any sale or transfer, or any agreement to sell or transfer, any of the Assets to any Person in the ordinary course of business;

               (e) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of the Assets (other than this Agreement) or to obtain any service or Asset provided by the Business or requiring consent of any party to the transfer and assignment of the Assets;

               (f) any waiver, release or lapse of any material rights or claims of the Company necessary to Conduct the Business;

               (g) any amendment or termination of any Material Contract necessary to Conduct the Business and to which the Company is a party;

               (h) any transaction by the Company that relates to the Business which is outside the ordinary course of the business;

               (i) any cancellation or termination of a Material Contract necessary to Conduct the Business with a customer, supplier, service provider or client prior to the scheduled termination date; or

               (j) any mortgage or other lien or encumbrance upon the Assets created, except (1) with respect to purchase money liens incurred in connection with the acquisition of Equipment with an aggregate cost not in excess of $10,000 necessary or desirable for the conduct of the Business, (2) (A) liens for Taxes either not yet due or being contested in good faith and by appropriate proceedings (and for which contested Taxes adequate reserves have been established and are being maintained) or (B) materialmen's, mechanics', workers', repairmen's, employees' or other like liens arising in the ordinary course of business.


        2.14 ENVIRONMENTAL MATTERS. Except as otherwise disclosed on Schedule 2.14:

               (a) The Company's conduct of the Business, including without limitation its possession and use of the Assets and its generation, use, processing, treatment, storage, release, transport or disposal of Hazardous Substances, is and has been in compliance with all applicable Environmental Rules and has not given rise to any Damages under any Environmental Rule;

               (b) The Company has not released any Hazardous Substances at the Greentree Operations Center during Company's occupation thereof except as permitted by applicable Environmental Rules; and

               (c) No claim, demand, action or proceeding has been commenced or asserted or, to the knowledge of Company, threatened and, to the knowledge of Company, no investigation has been commenced, asserted or threatened alleging
(1) that any activity of the Company, or failure to act by the Company, has given rise to any Damages under any Environmental Rule, (2) that the Company has failed to comply with any Environmental Rules in its Conduct of the Business, or
(3) that the Company has potential responsibility for the release of Hazardous Substances at the Greentree Operations Center during Company's occupation thereof.

        2.15 INTELLECTUAL PROPERTY. Except as disclosed in Schedule 2.15, (i)
Schedule 1.2(d) sets forth a correct and complete list of all proprietary software, owned by the Company and used in connection with the Business as currently conducted; (ii) Schedule 1.2(e) sets forth a correct and complete list of all licenses or other agreements pursuant to which the Company has the right to use any Intellectual Property that is owned by others and used in connection with the Business as currently conducted, together with the names of the licensors thereunder, the Intellectual Property covered thereby, the annual fee or other consideration payable thereunder and the duration thereof, including any renewal options; (iii) Schedules 1.2(d) and 1.2(e) collectively set forth a correct and complete list of all Intellectual Property (other than patents) used in connection with the Business as currently conducted; (iv) the Company has the lawful right to make and use all Intellectual Property (including, but not limited to, patent rights) that is necessary to Conduct the Business, and (v) subject to the limitations of Section 6.6 of this Agreement, neither the Company's use thereof nor Purchaser's use of such Intellectual Property following the Closing infringes upon the lawful rights of any other Person.
Schedule 2.15 also identifies all consents which must be obtained, all filings which must be made, and all other actions which must be taken in order to assign or otherwise transfer the Company's rights in any Intellectual Property to Purchaser to the extent contemplated by Section 1.2.

        2.16 POWERS OF ATTORNEY. Schedule 2.16 sets forth a list as of the date of this Agreement of the name of each Person holding any general or special power of attorney from the Company which relates to the Business or the Assets and a description of the terms of each such power.

        2.17 ASSETS. The Assets being conveyed hereunder will permit Purchaser to Conduct the Business.

        2.18 DISCLOSURE. The Company has provided Purchaser with all available information that Purchaser has requested in analyzing whether to consummate the Transaction contemplated hereby. None of the information so provided nor any representation or warranty of the Company contained in this Agreement is false or misleading in any material respect, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. There is no fact known to the Company which has specific application to the Business or the Assets which materially adversely affects or, so far as the Company can reasonably foresee, materially threatens, the condition (financial or otherwise), prospects, or results of operations of the Business or the Assets, which has not been described in this Agreement or the Schedules hereto.

        2.19 NOTICES AND CONSENTS. The Company has given any notices to third parties and obtained any third party consents that may be necessary under the terms of any Material Contract to transfer the Business and the Assets to Purchaser pursuant to this Agreement.

        2.20 DESIGN SPECIFICATIONS. The design specifications being placed in escrow by the Company pursuant to the Source Code Escrow Agreement are all the drawings, designs, inventions and know-how memorialized in writing in the Company's possession related to the manufacture of the products set forth in Exhibit B to the Source Code Escrow Agreement (the "Deposit Materials").

III.    REPRESENTATIONS AND WARRANTIES OF PURCHASER

        Purchaser represents and warrants to the Company as follows:

        3.1 DUE ORGANIZATION. Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the full power and authority to carry on its business as it is now being conducted.

        3.2 AUTHORIZATION. (i) The representative of Purchaser executing this Agreement on behalf of Purchaser has the full power and authority to enter into and bind Purchaser to the terms of this Agreement, and (ii) Purchaser has the full legal right, power and authority to enter into this Agreement and the transactions contemplated hereby.

        3.3 NO VIOLATIONS. The execution and delivery of this Agreement by Purchaser and the performance of its obligations hereunder and the consummation by Purchaser of the transactions contemplated hereby will not result in any violation or breach or constitute a default under any of the terms or provisions of the Certificate of Formation or Operating Agreement of Purchaser.

        3.4 VALIDITY OF OBLIGATIONS. The execution and delivery of this Agreement by Purchaser and the performance by Purchaser of the transactions contemplated herein have been duly and validly authorized by the Board of Directors of Purchaser. This Agreement has been duly and validly authorized by all necessary action, has been validly executed and delivered by Purchaser and constitutes a legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or similar laws now or hereafter in effect relating to creditor's rights generally. A copy of the resolutions adopted by the Board of Directors approving this Agreement and the transactions contemplated hereby, certified by the Secretary or an Assistant Secretary of Purchaser, has been delivered to the Company.

IV.     DELIVERIES

        Concurrently with or prior to the execution and delivery of this Agreement, in addition to the deliveries described elsewhere herein, the parties hereto are taking the following actions:

        4.1 INSTRUMENTS OF TRANSFER. The Company and Purchaser are executing and delivering to each other (a) a completed General Conveyance, Transfer and Assignment, in the form attached as Annex I hereto, covering all of the Assets,
(b) an Assignment and Assumption Agreement, in the form attached hereto as Annex II, (c) Certificates of Title to any of the Assets that consist of motor vehicles, (d) Intellectual Property licenses, and (e) such other instruments of transfer as may be reasonably necessary or appropriate to vest in Purchaser good and indefeasible title to the Assets. At all times hereafter as may be necessary, the Company shall execute and deliver to Purchaser such additional instruments of transfer as shall be reasonably necessary or appropriate to vest in Purchaser good and indefeasible title to the Assets and to comply with the purposes and intent of this Agreement.

        4.2 OPINION OF COUNSEL. Counsel to the Company is delivering an opinion dated the date hereof to Purchaser in the form attached as Annex III hereto.

        4.3 WARRANTY AND MAINTENANCE AGREEMENT. The Company and Purchaser are executing and delivering to each other a Warranty and Maintenance Agreement in the form attached hereto as Annex IV (the "Warranty and Maintenance Agreement").

        4.4 GOOD STANDING CERTIFICATES. The Company is delivering to Purchaser certificates, dated as of a date no earlier than ten days prior to the date hereof, duly issued by the appropriate governmental authority in the State of Incorporation and in the Commonwealth of Pennsylvania, showing the Company is in good standing and authorized to do business.

        4.5 RESOLUTIONS OF BOARD OF DIRECTORS OF THE COMPANY. The Company is delivering to Purchaser a certified copy of the resolutions of the Board of Directors of the Company approving the Transaction Documents and authorizing the consummation of the transactions contemplated hereby.

        4.6 RESOLUTIONS OF BOARD OF DIRECTORS OF PURCHASER. Purchaser is delivering to the Company a certified copy of the resolutions of the Board of Directors of Purchaser approving the Transaction Documents and authorizing the consummation of the transactions contemplated hereby.

        4.7 SOURCE CODE ESCROW AGREEMENT. Purchaser, the Company and Fort Knox Escrow Services, Inc., as escrow agent are executing and delivering a Source Code Escrow Agreement in the form attached hereto as Annex V (the "Source Code Escrow Agreement") pursuant to which each of the source code of the Intellectual Property and design specifications for manufactured Equipment will be escrowed.

        4.8 LETTER OF CREDIT. The Company is causing ABN AMRO Bank N.V. to issue an Irrevocable Standby Letter of Credit for the benefit of Purchaser in the amount of $5,000,000 (the "Letter of Credit").

        4.9 TERMINATION AGREEMENT. The Company and DLC are executing and delivering a Termination Agreement pursuant to which all provisions not intended to survive termination of the Services Agreement shall terminate.

        4.10 SECRETARY'S CERTIFICATE OF THE COMPANY. The Company is delivering to Purchaser a certificate of its corporate secretary or assistant secretary dated as of the Closing and certifying its Charter Documents and incumbency of its officers executing on its behalf this Agreement or any documents or instruments in connection therewith.

        4.11 SECRETARY'S CERTIFICATE OF PURCHASER. Purchaser is delivering to the Company a certificate of its secretary or assistant secretary dated as of the Closing and certifying its Certificate of Formation, Operating Agreement and incumbency of its officers executing on its behalf this Agreement or any document or instrument in connection therewith.

        4.12 SOFTWARE LICENSE AGREEMENT. Purchaser and the Company are executing and delivering a Software License Agreement in the form attached hereto as Annex VI.

        4.13 AMENDMENT TO PARTNERSHIP AGREEMENT. Purchaser and the Company are each causing their respective affiliates to execute and deliver Amendment No. 2 to Agreement of Limited Partnership by and between JLK Technology, Inc. and Genesis Services Pittsburgh, Inc. in the form attached hereto as Annex VII.

        4.14 COMFORT LETTER. The Company has delivered to Purchaser a comfort letter from Deloitte & Touche regarding accelerated depreciation treatment.

        4.15 CONSENTS. Except as otherwise provided in the Escrow Agreement, the Company is delivering to Purchaser all third party consents necessary under the terms of any Material Contract to transfer the Assets to Purchaser under this Agreement, as set forth on Schedule 2.12.

        4.16 RADIO FREQUENCY SHARING AGREEMENT. Purchaser and the Company are executing and delivering a Radio Frequency Sharing Agreement in the form attached hereto as Annex IX.

        4.17 ENSITE AGREEMENT. EnSite, L.P., the Company and Purchaser are executing and delivering an agreement in the form attached hereto as Annex X.

V.      POST-CLOSING COVENANTS

        The parties to this Agreement further covenant and agree as follows:

        5.1 FUTURE COOPERATION. The Company and Purchaser shall each deliver or cause to be delivered to the other following the date hereof such additional instruments as the other may reasonably request for the purpose of transferring, assigning and delivering to Purchaser and its assigns the Assets and the Business and fully carrying out the intent of this Agreement. In the event Purchaser shall assign any of its rights hereunder, or under any other Transaction Documents, to an affiliate, the Company shall cooperate, at Purchaser's cost, with Purchaser to obtain any necessary third party consents or assignments.

        5.2 EXPENSES. Purchaser will pay the fees, expenses and disbursements of Purchaser and its agents, representatives, financial advisors, accountants and counsel incurred in connection with the execution, delivery and performance of this Agreement. The Company will pay the fees, expenses and disbursements of the Company and its agents, representatives, financial advisors, accountants and counsel incurred in connection with the execution, delivery and performance of this Agreement.

        5.3 TRANSFER TAXES. Purchaser shall pay any sales, use, transfer, real property transfer, recording, gains, stock transfer and other similar taxes and fees ("Transfer Taxes") imposed in connection with the Transaction. Purchaser shall file all necessary documentation and returns with respect to such Transfer Taxes.

        5.4    CERTAIN EMPLOYEE MATTERS.

               (a) Nothing in this Agreement (i) requires Purchaser to hire, or to offer to hire, any employees of the Company, (ii) constitutes an offer to employ such employees or (iii) requires Purchaser to pay any such Persons severance pay in the event of termination of employment. Notwithstanding the foregoing, Purchaser has made or will make offers of employment effective as of April 1, 2000, to those employees of the Company working in the Business and identified on Schedule 5.4, and the Company shall use its best efforts (which shall not include the payment by the Company of any compensation in excess of that which is owed to the employees in the form of salary, benefits and all other obligations as of the Closing) to persuade such employees to accept such offers.

               (b) Purchaser does not and shall not assume or be responsible for any obligations or liabilities arising out of any employment relationship between the Company and any employee or former employee except as expressly stated herein. Without limiting the generality of the foregoing, except as expressly stated herein Purchaser shall have no liability or obligation in connection with the Company's employees or former employees and their beneficiaries for (i) contributions to or payment under employee benefit plans, stock options, programs, arrangements or understandings, (ii) accrued, but unused, sick leave, vacation pay and severance pay, if any, (iii) liabilities or obligations under any collective bargaining agreement or bargaining relationship, or (iv) claims, demands, administrative proceedings or suits arising out of or in connection with alleged unlawful employment practices of the Company.

        5.5 PATENTS AND INTELLECTUAL PROPERTY. The Company shall not enter into any agreement, understanding or other arrangement that would adversely interfere with or degrade the rights to Intellectual Property granted to Purchaser under
Section 1.2 of this Agreement.

        5.6 SETTLING OF ACCOUNTS. Not later than 45 days after the Closing, the parties shall reconcile all outstanding payments owed by either party to the other pursuant to the Services Agreement.

        5.7 TRANSITIONAL EXPENSES. Purchaser agrees to reimburse the Company for any actual expenses incurred by the Company for services provided by third parties to Purchaser that become Purchaser's responsibility after the Closing. Purchaser reserves the right to audit the amount of all invoices submitted by the Company to Purchaser for payment pursuant to this Section.

VI.     INDEMNIFICATION

        The Company and Purchaser each make the following covenants that are applicable to them, respectively:


        6.1    SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

               (a) The representations and warranties of the Company made in this Agreement and in the documents and certificates delivered in connection herewith shall survive for a period of three (3) years from the date hereof, except that:

               (i) such representations and warranties that relate to Taxes, as set forth in Section 2.11, shall survive until the expiration of the applicable statutes of limitations for such Taxes (including any extensions thereof); and

               (ii) such representations and warranties that relate to illegal acts and fraud and abuse ("Illegal Acts"), and such representations and warranties as set forth in Sections 2.5 (Permits and Intangibles), 2.9 (Employee Benefits Plans), 2.10 (Litigation), 2.14 (Environmental) and
        2.15 (Intellectual Property) and 2.17 (Assets) hereof, shall survive for a period of five (5) years after the date hereof.

provided, however, that representations and warranties with respect to which a claim is made within the applicable survival period shall survive until such claim is finally determined and paid.

               (b) The representations and warranties of Purchaser made in this Agreement and in the documents and certificates delivered in connection herewith shall survive for a period of three (3) years following the date hereof, provided, however, that representations and warranties with respect to which a claim is made within such three (3) year period shall survive until such claim is finally determined and paid.

               (c) The date on which a representation or warranty expires as provided herein is herein called the "Expiration Date." No claim for indemnification may be made with respect to a representation or warranty after the Expiration Date, other than claims based on fraud.

        6.2 GENERAL INDEMNIFICATION BY THE COMPANY. The Company covenants and agrees that it will indemnify, defend, protect, and hold harmless Purchaser and its subsidiaries, officers, directors, employees, stockholders, agents, representatives and affiliates from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs, fines, penalties and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) (collectively "Damages") incurred by such indemnified Person or entity as a result of or incident to (i) any breach of any representation or warranty of the Company set forth herein or in the certificates or other documents delivered in connection herewith, (ii) any breach or nonfulfillment of any covenant or agreement by the Company under this Agreement, (iii) any violation of any laws of the Commonwealth of Pennsylvania governing bulk sales, which is occasioned by the consummation of any of the transactions contemplated hereby, (iv) any liability arising out of the ownership or operation of the Assets or the Business prior to the Closing no matter when reported; or (v) any liability arising out of obligations to employees of the Business prior to the Closing no matter when reported.

        6.3 INDEMNIFICATION BY PURCHASER. Purchaser covenants and agrees that it will indemnify, defend, protect and hold harmless the Company, its officers, directors and employees and the respective agents, representatives and affiliates thereof from and against all Damages incurred by such indemnified Person or entity as a result of (i) any breach of any representation or warranty of Purchaser set forth herein or in the certificates or other documents delivered in connection herewith; (ii) any breach or nonfulfillment of any covenant or agreement by Purchaser under this Agreement; (iii) any liability arising out of the ownership or operation of the Assets or the Business after the Closing except for those obligations of the Company under any other Transaction Document.

        6.4 THIRD PERSON CLAIMS. Promptly after any party hereto (the "Indemnified Party") has received notice of or has knowledge of any claim by a Person not a party to this Agreement ("Third Person") or the commencement of any action or proceeding by a Third Person that may give rise to a right of indemnification hereunder, such Indemnified Party shall give to the party obligated to provide indemnification hereunder (an "Indemnifying Party") written notice of such claim or the commencement of such action or proceeding; provided, however, that the failure to give such notice will not relieve such Indemnifying Party from liability under this Section with respect to such claim, action or proceeding, except to the extent that the Indemnifying Party has been actually prejudiced as a result of such failure. The Indemnifying Party (at its own expense) shall have the right and shall be given the opportunity to associate with the Indemnified Party in the defense of such claim, suit or proceedings, provided that counsel for the Indemnified Party shall act as lead counsel in all matters pertaining to the defense or settlement of such claims, suit or proceedings. The Indemnified Party shall not, except at its own cost, make any settlement with respect to any such claim, suit or proceeding without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. It is understood and agreed that in situations where failure of the Indemnifying Party to settle a claim expeditiously could have an adverse effect on the Indemnified Party, the failure of the Indemnifying Party to act upon the Indemnified Party's request for consent to such settlement within five business days of the Indemnifying Party's receipt of written notice thereof from the Indemnified Party shall be deemed to constitute consent by the Indemnifying Party of such settlement for purposes of this Section.

        6.5 METHOD OF PAYMENT. All claims for indemnification shall be paid in cash. If Purchaser reasonably believes that it or any other Indemnified Party affiliated with it has suffered Damages for which it or such other Indemnified Party would be entitled to indemnification pursuant to this Section, Purchaser may, at its sole option and by notice in writing to the Company, elect to set-off an amount equal to the amount of such Damages from any amounts then owing by Purchaser to the Company; including any amounts owing under the Warranty and Maintenance Agreement. Nothing in this Section is intended to limit or restrict the ability of the parties to exercise any and all other remedies under this Agreement or any other agreement at law or in equity.

        6.6 LIMITED REMEDY FOR BREACH OF INTELLECTUAL PROPERTY INFRINGEMENT CLAIMS. Company will have no liability under this Agreement for Damages of an Indemnified Party for an allegation that the Intellectual Property infringes rights of another Person except to the extent such Damages arise from an actual or threatened claim by a Third Person against an Indemnified Party that the Intellectual Property infringes the lawful rights of a Third Person. If a claim is made by an Indemnified Party for Damages resulting from such an actual or threatened claim, or the use of any Intellectual Property by an Indemnified Party is enjoined by a court of competent jurisdiction, Company, shall, at Company's option and sole cost and expense, either (a) procure the right to continue use of such Intellectual Property, (b) replace the Intellectual Property with material that is substantially similar in functionality and performance, but noninfringing, or
(c) modify the Intellectual Property to eliminate the infringement or misappropriation, provided, however, that failure of Company to so procure, replace, or modify shall not relieve Company of its indemnity obligations under
Section 6.2. Company will have no liability under this Article 6 or Section 2.15 for any infringement or misappropriation due to any repair, maintenance, service modification to or alteration of the Fixed Network performed by any personnel other than Company personnel (including its employees, agents and contractors) or Company-trained Purchaser personnel (including its employees, agents and contractors) after the date of this Agreement and which has not been approved by Company in accordance with the terms of the Warranty and Maintenance Agreement; or (ii) any combination of the Fixed Network in whole or in part with any material or software not included in the Fixed Network which has not been installed by Company personnel or Company-trained Purchaser personnel and which has not been approved by Company in accordance with the terms of the Warranty and Maintenance Agreement.

VII.    TRANSACTIONS SUBSEQUENT TO THE CLOSING

        7.1 NON-SOLICITATION. The Company agrees that for a period of two (2) years commencing on the Closing Date, it shall refrain, and cause its affiliates to refrain, from (i) hiring any individual set forth on Schedule 5.4 or (ii) directly or indirectly soliciting or inducing any individual identified on
Schedule 5.4 to leave the employ of the Purchaser or any of its affiliates.

        7.2 INDEPENDENT COVENANT. The Company acknowledges that its covenant set forth in the Article VII is a material condition to Purchaser's execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

        7.3 INJUNCTIVE RELIEF. The Company acknowledges and agrees that the covenants and agreements set forth in this Article VII are necessary to protect the legitimate business interests of Purchaser and that any breach of such covenants and agreements will cause immediate and irreparable harm to Purchaser. The Company acknowledges that damages for the violation of any such covenant or agreement will not give full and sufficient relief to Purchaser and agrees that, in the event of any violation of any such covenant or agreement, Purchaser shall be entitled to injunctive relief with respect to any such breach, which remedy shall be in addition to any other remedy which Purchaser may have on account of such breach.

VIII.   MISCELLANEOUS

        8.1 SUCCESSORS AND ASSIGNS. This Agreement and the rights of the parties hereunder may not be assigned (except as expressly permitted hereby or by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, the successors of the Company and Purchaser and their permitted assigns. Purchaser may assign its rights and obligations under this Agreement, and/or any other Transaction Document, to any affiliate of Purchaser at any time upon notice to the Company.

        8.2 ENTIRE AGREEMENT. This Agreement (including the schedules, exhibits and annexes attached hereto) and the documents delivered pursuant hereto constitute the entire agreement and understanding of the Company and Purchaser and supersede any prior agreement and understanding relating to the Transaction. This Agreement, upon execution, constitutes a valid and binding agreement of the parties hereto enforceable in accordance with its terms and may be modified or amended only by a written instrument executed by the Company and Purchaser, acting through their respective officers, duly authorized by their respective Boards of Directors.

        8.3 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

        8.4 BROKERS AND AGENTS. Each party represents and warrants that it employed no broker or agent in connection with this transaction and agrees to indemnify the other party hereto against all loss, cost, damages or expense arising out of claims for fees or commission of brokers employed or alleged to have been employed by such indemnifying party.

        8.5 NOTICES. All notices and communications required or permitted hereunder shall be in writing and may be given (i) by depositing the same in United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) by overnight delivery service, addressed to the party to be notified, or (iii) by delivering the same in Person or by facsimile to an officer or agent of such party, as follows:

               If to Purchaser, addressed to it at:

                      DataCom Information Systems, LLC
                      875 Greentree Road
                      Seven Parkway Center, Suite 440
                      Pittsburgh, PA  15220
                      Attn: President

               With a copy to:

                      Duquesne Light Company
                      Legal Unit, 16-006
                      411 Seventh Avenue
                      Pittsburgh, PA  15219

               If to the Company, addressed to it at:

                      Itron, Inc.
                      2818 N. Sullivan Road
                      P.O. Box 15280
                      Spokane, WA  99216
                      Attn: President

or to such other address as any party hereto shall specify pursuant to this Section from time to time.

        8.6 GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the Commonwealth of Pennsylvania other than its principles governing conflicts of laws. The parties irrevocably submits to the jurisdiction of the Court of Common Pleas of Allegheny County, Pennsylvania and to the jurisdiction of the United States District Court for the Western District of Pennsylvania for the purposes of any action or proceeding arising out of or relating to this Agreement or the other Transaction Documents or the subject matter hereof or thereof and brought by any other party.

        8.7 DISCLAIMER. EXCEPT AS OTHERWISE SET FORTH HEREIN OR IN ANY OTHER TRANSACTION DOCUMENT, THE COMPANY HEREBY DISCLAIMS ALL OTHER WARRANTIES, OBLIGATIONS AND LIABILITIES OF THE COMPANY, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, WITH RESPECT TO ALL EQUIPMENT SOLD BY THE COMPANY HEREUNDER OR ANY OTHER ITEMS SUBJECT TO THIS AGREEMENT, INCLUDING WITHOUT LIMITATION: (a) ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR

PURPOSE; (b) ANY IMPLIED WARRANTY ARISING FROM COURSE OF DEALING, COURSE OF PERFORMANCE OR USAGE OF TRADE; AND (c) ANY IMPLIED WARRANTY OF NON-INFRINGEMENT.

        8.8 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations, warranties, covenants and agreements of the parties made herein or in writing delivered pursuant to the provisions of this Agreement shall survive the consummation of the transactions contemplated hereby and any examination on behalf of the parties until the applicable Expiration Date, or as otherwise provided herein.

        8.9 EFFECT OF INVESTIGATION. No investigation by the parties hereto in connection with this Agreement or otherwise shall affect the representations and warranties of the parties contained herein or in any certificate or other document delivered in connection herewith and each such representation and warranty shall survive such investigation.

        8.10 EXERCISE OF RIGHTS AND REMEDIES. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

        8.11 REFORMATION AND SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

        8.12 CAPTIONS. The headings of this Agreement are inserted for convenience only, and shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof.

        8.13 PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. The Company shall not issue any press release or make any public announcement relating to the subject matter of this Agreement or the other Transaction Documents without the prior written approval of Purchaser, which approval shall not be unreasonably withheld; provided, however, that this Agreement (with confidential treatment requested as appropriate) and a description of the Transaction may be included in the Company's required filings with the Securities and Exchange Commission and other regulatory agencies.

        8.14 NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the parties and their respective successors and permitted assigns.


           * * * * * SIGNATURES APPEAR ON THE FOLLOWING PAGE * * * * *

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                   DATACOM INFORMATION SYSTEMS, LLC


                                   By:
                                      ------------------------------------------
                                   Name:  Edmund P. Finamore
                                   Title:  President



                                   ITRON, INC.


                                   By:
                                      ------------------------------------------
                                   Name:  LeRoy D. Nosbaum
                                   Title:  President and Chief Executive Officer

                                    EXHIBIT A

                                  DEFINED TERMS


               "Agreement" shall mean this Asset Purchase Agreement including all exhibits, schedules and annexes hereto.

               "Assets" shall have the meaning set forth in the preamble to this Agreement.

               "Balance Sheet Date" shall mean December 31, 1999.

               "Business" shall have the meaning set forth in the preamble to this Agreement.

               "Charter Documents" shall mean the Articles of Incorporation and By-laws, each as amended to date, of the Company.

               "Closing" shall have the meaning set forth in Section 1.6.

               "Code" shall have the meaning set forth in Section 2.9.

               "Company" shall have the meaning set forth in the preamble to this Agreement.

               "Conduct the Business" shall mean the ability of Purchaser to own and operate the Assets from and after the Closing in a manner sufficient to enable, and capable of enabling Purchaser to perform all services (including, but not limited to, data collection) as were actually provided by the Company under the Services Agreement.

               "Company Intellectual Property" shall have the meaning set forth in Section 1.2(d).

               "DLC" shall have the meaning set forth in the preamble to this Agreement.

               "Damages" shall have the meaning set forth in Section 6.2.

               "Deposit Materials" shall have the meaning set forth in Section 2.20.

               "Equipment" shall have the meaning set forth in Section 1.2(a).

               "Employee Benefit Plan" shall mean any pension, retirement, profit-sharing, deferred compensation, bonus, incentive, performance, stock option, phantom stock, stock purchase, restricted stock, premium conversion, medical, hospitalization, vision, dental or other health, life, disability, severance, termination or other employee benefit plan, program, arrangement, agreement or policy, whether written or unwritten to which the Company contributes, is obligated to contribute to, is a party to or is otherwise bound, or with respect to which the Company may have any liabilities.

               "Environmental Rule" shall mean any Governmental Rule which relates to pollution or protection of human health, the environment or natural resources and includes, without limitation, any Governmental Rule relating to the generation, use, processing, treatment, storage, release, transport or disposal of Hazardous Substances.

               "ERISA Affiliate" shall mean (1) a member of any "controlled group" (as defined in section 414(b) of the Code) of which the Company is a member; (2) a trade or business, whether or not incorporated, under common control (within the meaning of Section 414(c) of the Code) with the Company; or
(3) a member of any affiliated service group (within the meaning of Section 414(m) of the Code) of which the Company is a member.

               "Excluded Assets" shall have the meaning set forth in Section
1.8.

               "Escrow Agreement" shall have the meaning set forth in Section 1.3(b).

               "Expiration Date" shall have the meaning set forth in Section 6.1(c).

               "Financial Statements" shall have the meaning set forth in
Section 2.3.

               "Fixed Network" shall have the meaning set forth in the preamble to this Agreement.

               "GAAP" shall have the meaning set forth in Section 2.3.

               "Governmental Rule" shall mean any law, rule, regulation, ordinance or code of any governmental entity.

               "Greentree Operations Center" shall have the meaning set forth in the preamble to this Agreement.

               "Hazardous Substance" shall mean any substance which constitutes, in whole or in part, toxic or hazardous substance or waste under any Environmental Rule.

               "Indemnified Party" shall have the meaning set forth in Section 6.4.

               "Indemnifying Party" shall have the meaning set forth in Section 6.4.

               "Intangible Assets" shall have the meaning set forth in Section 2.5.

               "Intellectual Property" shall mean software, registered and unregistered trademarks, service marks, registered and common law copyrights, and all applications therefor.

               "Leases" shall have the meaning set forth in Section 1.2(b).

               "Letter of Credit" shall have the meaning set forth in Section
4.8.

               "Licenses" shall have the meaning set forth in Section 1.2(c).

               "Material Adverse Effect" shall mean any occurrence of events or circumstances of whatever nature which have a material adverse effect on the business, prospects, operations or condition (financial or otherwise) of the Company, Business, the Assets or Purchaser's ownership or operation of the Assets or the Business.

               "Material Contracts" shall mean any lease, instrument, License, or agreement relating to the Business to which the Company is a party or by which the Company or the Assets are bound.

               "Person" shall mean any individual, corporation, joint venture, general or limited partnership, limited liability company, trust, association, unincorporated organization or other business entity.

               "Purchase Price" shall have the meaning set forth in Section 1.3.

               "Purchaser" shall have the meaning set forth in the preamble to this Agreement.

               "Records" shall have the meaning set forth in Section 1.2(g).

               "Services Agreement" shall have the meaning set forth in the preamble to this Agreement.

               "Service Territory" shall mean the service territory of DLC as of the Closing.

               "State of Incorporation" shall mean the State of Washington.

               "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any governmental entity in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any applicable laws, regulations, orders, judgments and decrees relating to any Tax.

               "Taxes" shall mean all taxes, charges, fees, levies or other assessments including, without limitation, income, gross receipts, excise, property, sales, withholding, social security, unemployment, occupation, use, service, license, payroll, franchise, transfer and recording taxes, fees and charges, imposed by the United States or any state, local or foreign government or subdivision or agency thereof, whether computed on a separate, consolidated, unitary, combined or any other basis, and any interest, fines, penalties or additional amounts attributable to or imposed with respect to any such taxes, charges, fees, levies or other assessments.

               "Third Person" shall have the meaning set forth in Section 6.4.

               "Transaction" shall have the meaning set forth in the preamble to this Agreement.

               "Transaction Documents" shall have the meaning set forth in
Section 2.2.

               "Transfer Taxes" shall have the meaning set forth in Section 5.3.

               "Warranty and Maintenance Agreement" shall mean the Warranty and Maintenance Agreement executed by Company and Purchaser in the form attached hereto as Annex IV.

                                     ANNEX I

                   GENERAL CONVEYANCE, TRANSFER AND ASSIGNMENT

        Reference is hereby made to the Asset Purchase Agreement dated of even date herewith (the "Asset Purchase Agreement") by and between DataCom Information Systems, LLC, a Delaware limited liability company (the "Purchaser"), and Itron, Inc., a Washington corporation (the "Seller"). Terms defined in the Asset Purchase Agreement and not otherwise defined herein are used herein with the meanings so defined.

        1. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller hereby sells, conveys, transfers, assigns and delivers to the Purchaser all right, title and interest in and to all of the Assets, to have and to hold the Assets hereby conveyed, transferred, assigned and delivered, or intended so to be, unto the Purchaser, its successors and assigns forever. All of the Assets are hereby sold to the Purchaser free and clear of any option, lien, pledge, mortgage, security interest or other encumbrance of any kind.

        2. The Seller hereby irrevocably constitutes and appoints the Purchaser, its successors and assigns, the true and lawful attorney of the Seller, with full power of substitution, in the name of the Seller or otherwise, and on behalf and for the benefit of the Purchaser, its successors and assigns, to demand and receive from time to time any and all of the Assets hereby conveyed, transferred, assigned and delivered, or intended so to be, and to institute, defend and compromise any and all actions, suits or proceedings in respect of any of the Assets hereby conveyed, transferred, assigned and delivered, or intended so to be, that the Purchaser, its successors or assigns shall reasonably deem desirable, and to do all acts and things in relation to the Assets and interests which the Purchaser, its successors or assigns reasonably deem desirable. The Seller hereby declares that the foregoing powers are coupled with an interest and shall be irrevocable by it in any manner or for any reason.

        3. The Seller further covenants and agrees that it will, from time to time, make, execute, and deliver or cause to be made, executed, and delivered all such other instruments, documents, and other assurances, usual and customary, as the Purchaser may reasonably require to confirm, or more effectively convey, transfer to and vest in the Purchaser, title to the Assets as set for the herein.

        4. This instrument shall be binding upon and inure to the benefit of the respective successors and assigns of the Purchaser and the Seller.

        IN WITNESS WHEREOF, the Seller has caused this instrument to be duly executed as of the ______ day of March, 2000.

                                             ITRON, INC.

                                             By:
                                                --------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------